EXHIBIT 10.6

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT is entered into as of August 3, 2001 (the "Effective Date"), by and among CDEX-Inc. Corp., a Nevada corporation (the "COMPANY") and George Dials (the "Consultant").

1. SERVICES AGREEMENT. Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage the Consultant to perform services for the Company as set forth below.

2. TERM. The term of engagement under this Agreement shall be for two years from the Effective Date (the "Engagement Period"), unless terminated earlier as provided herein. This Agreement will be automatically renewed for additional 12-month periods unless either the Consultant or the Company provides advanced written notice, given at least sixty (60) days prior to the end of the then-existing Engagement Period, of its intent not to renew. Any 12-month renewal shall be considered part of the Engagement Period.

3. SERVICES OF THE CONSULTANT. Consultant shall serve as a Director of the Company and devote his best efforts and attention in performing such services for the Company as are consistent with the duties and responsibilities of the title of Director. These include periodic meetings and teleconferences to discuss business of the Company. These activities of the Consultant are hereinafter called the "Services".

4. PLACE OF PERFORMANCE. The Consultant shall perform the Services at the locations agreed upon by the Consultant and the Company.

5.       CHARGES.

         5.1.     FEE.

                  5.1.1. During the Engagement Period, the Company shall pay to the Consultant fees for the services of Consultants. The fee shall be $150.00 for each Director's Meeting. It is realized that this fee is not adequate for the Services to be rendered. Accordingly, Consultant wilt be awarded equity in the Company, as noted below.

                  5.1.2. The fee shall be reviewed no less frequently than annually and may be increased at the discretion of the Company. Except as otherwise agreed to in writing by the Consultant, the fee shall not be reduced.

         5.2. BONUS. The Consultant shall be eligible for an annual performance bonus based on the performance of the Company and the contribution. of the Consultant.

         5.3. BENEFITS. Compensation provided is intended to include any and all payments for benefits, if any, that will be provided to Consultant by the Company.

         In addition, the Company will use its best efforts to obtain coverage for the Consultant under Directors and Officers liability insurance policy, provided that such insurance policy is economically feasible.

         5.4. VACATION; HOLIDAYS. The Consultant shall take holidays and vacations at times that do not adversely impact the Company's work.

         5.5 EQUITY PARTICIPATION,. It is recognized that the fees provided will not adequately compensate the Consultant for the Services. Accordingly, the Company and the Consultant have agreed that the Consultant shall be entitled to receive a combined total of one hundred seventy five thousand (175,000) shares of restricted common stock in the Company (THE "CONSULTANT STOCK") as part of the compensation hereunder. Further, the Consultant Stock shall be subject to graduated repayment provisions, as set forth below.

         The parties understand that the Consultant Stock issued will be restricted in some fashion. However, the intent is to remove those restrictions as soon as legally possible and practicable. The Consultant agrees to comply strictly with all such restrictions in connection with the receipt as well as any disposition of such stock. The Consultant shall provide and deliver to the Company all information, certifications, and other documentation as may be requested by the Company as part of the Company's compliance with any applicable laws and regulations relating to the issuance and/or registration of any of the Company's stock, including but not limited to the Consultant Stock.

         5.5.1. REPAYMENT. Consultant shall repay part of the shares of the Consultant Stock received (or other equivalent shares of the Company stock) if, at any time during the Engagement Period, the services of Consultant are terminated by the Company for Cause (as that term is defined in Section 7.1.1) or the Consultant elects to no longer provide substantial services to the Company. In either event, then within sixty (60) days afterwards, the Consultant shall repay to the Company a portion of the Consultant Stock in accordance with the following schedule:

(a) if within the first year after the Effective Date, the Consultant shall repay 75% of the Consultant Stock shares received;

(b) if on or after the first year but before the second year after the Effective Date, the consultant shall repay 50% of the Consultant Stock received;

6. EXPENSES. The Company shall reimburse the Consultant for reasonable and authorized expenses incurred upon periodic presentation by the Consultant of an itemized account of such expenses and appropriate receipts.

7.       TERMINATION OF SERVICES.

         7.1 TERMINATION OF SERVICES. An Consultant's service for the Company during the Engagement Period will continue until the Consultant's termination in accordance with this Section or termination by resignation. Upon termination, this Agreement shall become null and void, except as otherwise provided in Section 12.3.

         7.1.1 TERMINATION FOR CAUSE. The Company may terminate the Consultant for "CAUSE", as defined herein below, by providing a Notice of Termination (as that term is defined hereinafter) to the Consultant.

         For purposes of this Agreement, Cause shall be limited to any of the following:

                  (i) Material breach of any provision of the Agreement or Agreements referenced in Section 9;

                  (ii) The conviction of, or a plea of nolo contendere to, a felony that materially damages the Company or its reputation;

                  (iii) The intentional fraud on, or willful misappropriation of, funds or property belonging to or claimed by the Company and exceeding $500.00 in an aggregate amount;

                  (iv) Except in cases involving mental or physical incapacity or disability, willful misconduct or gross negligence in connection with the performance of duties that adversely impacts the Company;

                  (v) The chronic use of alcohol, drugs or other similar substances affecting work performance;

         7.2 TERMINATION UPON DISABILITY. If the Company determines in good faith that the Consultant has a Disability as defined in this Section 7.2, the Company may terminate that individual under this Agreement by notifying the Consultant thereof at least thirty (30) days before the Date of Termination. Far purposes of this Agreement, "Disability" means the inability to substantially perform the Services by reason of any medically determined physical or mental impairment that is or will be a permanent condition or is a condition that will continue for at least three (3) months.

         7.3 NOTICE OF TERMINATION. Any termination of Consultant by the Company or the Consultant (other than because of death) shall be communicated by written Notice of Termination to the other party hereto as noted below. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

8.       COMPENSATION UNON TERMINATION.

         8.1. DEATH OR DISABILITV. If Consultant is terminated during the Engagement Period as a result of death or disability, the Company shall pay to the Consultant all fees and expenses owed to the Consultant as of the date of death. In this event, there shall be no obligation to repay any of the Consultant Stock upon the termination.

         8.2. BY THE COMPANY FOR CAUSE. If the Company terminates Consultant during the Engagement Period for Cause, the Company shall pay the Consultant alt fees and expenses owed to the Consultant as of the date of termination. In addition, Consultant shall be obligated to repay to the Company all except 15% of the Consultant Stock.

         8.3. BY THE COMPANY WITHOUT CAUSE. If the Company terminates Consultant during the Engagement Period other than for Cause, Death, or Disability, the Company shall pay Consultant all fees and expenses owed to Consultant and Consultant shall have no obligation to repay to the Company any of the Consultant Stock.

         9. CDEX AGREEMENTS. As an express condition for the Company's agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Consultant and Company agree that each ,shall (i) keep the confidential and proprietary information and the intellectual property of the Company confidential; (ii) assign to the Company all of the ownership rights in and to any intellectual property relating to the Company and its business that is developed, created, or discovered by Consultant during the Engagement Period; and (iii) agree not to compete with the Company anywhere in the world and its business or solicit the Company's customers, vendors, or employees during the Engagement Period and for an additional period of rive years. A breach of this provision shall be deemed a material breach of this Agreement. To further provide for the implementation of this provision, within twenty days from execution of this Agreement the Consultant agrees to execute and deliver to the Company a CDEX Non-disclosure and Confidentiality Agreement and a CDEX NonCompete and Non-

Solicitation Agreement, and the Consultants shall execute an Ownership and Assignment of Intellectual Property Rights Agreement (collectively, the "CDEX Agreements"), the terms and conditions of which are specifically incorporated herein by reference.

         10. INDEPENDENT CONTRACTOR OBLIGATIONS. It is expressly agreed that the Consultant is acting as an independent contractor in performing the Services. The Company shall carry no Workers' Compensation insurance or any health or accident insurance to cover the Consultant or any of its employees or contractors. The Consultant shall carry all such insurance as shall be required by law and as it deems appropriate, and shall provide the Company with a copy of each such insurance policy upon the request of the Company. The Company shall not pay any contribution to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected to be paid by an employer in an employer-employee relationship. The Consultant expressly agrees to report and to pay, on or before the date due, any and all contributions for taxes, unemployment insurance, Social Security, and other benefits for itself and its employees. Upon the request of the Company, the Consultant shall provide evidence, satisfactory to the Company, that all such tax and other payments required to be made by the Consultant under this Section have been timely paid when and as due.

         11. ARBITRATION. Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Washington, D.C., the surrounding metropolitan area of Maryland, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Maryland law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall lie binding on the parties, except that any party may appeal the arbitrators' decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators' findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators' decision was contrary to Maryland law and judicial precedent, and (ii) if the court determines that the arbitrators' decision was contrary to Maryland law and judicial precedent, then how the dispute shall be resolved based on the arbitrators' findings of facts and Maryland law and judicial precedent. The decision of the court as to the .resolution of the dispute under Maryland law and judicial precedent shall supercede the arbitrators' decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

         11.1 SELECTION OF ARBITRATORS. One arbitrator shall be selected by the Company and one by the Consultant, and the arbitrators shall mutually select another arbitrator to serve with them so that there shall be an odd number of arbitrators. Alternatively, the parties may agree to accept a single arbitrator to be mutually agreed upon by the parties. Each person serving as an arbitrator hereunder shall be a professional with excellent academic and professional credentials who has had experience as an arbitrator and at least ten years experience in the field of resolving commercial disputes in the Washington Metropolitan area.

         11.2 DISCOVERY. Each party shall, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised thereby. Other discovery may be ordered by the arbitrators to the extent the arbitrators deem additional discovery appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive.

         11.3 EXPENSES. Each party shall pay its own expenses incurred in any arbitration proceeding, except as may be otherwise provided by the rules of the American Arbitration Association.

         11.4 CONFIDENTIALITY OF PROCEEDINGS. The arbitrators, expert witnesses, stenographic reporters and any other third parties shall sign appropriate nondisclosure agreements in the event that any confidential or proprietary information is or may be disclosed in the arbitration proceedings.

12.      MISCELLANEOUS.

         12.1 NOTICES. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed by first class registered or certified mail, postage prepaid to the respective addresses of the parties. Notice shall be deemed to have been received either on the day delivered, if hand delivered, or five (5) days after mailing, if mailed.

         12.2 SEVERABILITV. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         12.3 SURVIVAL. It is the express intention and agreement of the parties hereto that the provisions of Section 8, Section 9, Section 10, and
Section 11 hereof shall survive the termination of this Agreement. In addition, all obligations of the Company to make payments or distributions hereunder, and all obligations to repay any shares of stock, if applicable, shall survive any termination of this Agreement on the terms and conditions set forth herein.

         12.4 ASSIGNMENT. The rights and obligations of the Consultant under this Agreement shall not be assignable or delegable, except that with the prior written consent of the Company.

         12.5 BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

         12.6 AMENDMENT- WAIVER. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

         12.7 HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         12.8 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof). Subject to the arbitration provisions herein, any action filed in relation to this Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Rockville, Maryland, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.

         12.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties respecting the engagement of the Consultant, there being no representations, warranties or commitments except as set forth herein.

         12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

By:       /s/ George Dials                  By:       /s/ Mark E. Baker
         -----------------------------               --------------------
         George Dials                                Mark E. Baker
                                                     CDEX Inc. Corp.
                                                     Director












                         ADDENDUM TO SERVICES AGREEMENT

         Whereas, a Services Agreement was entered into as of August 3, 2001 ("Services Agreement") by and between CDEx-Inc. Corp., a Nevada, corporation (the "Company") and George Dials (the "Consultant"),

         Whereas, that Services Agreement called for Consultant to serve as a Director of the Company and had a term of service of two years with automatic twelve-month renewal periods unless otherwise terminated;

         Whereas, that Services Agreement provided for compensation for Consultant in the form of stock in the Company and a small additional cash amount for each Board of Director's Meeting;

         Whereas, the Company desires to maintain the services of Consultant as a Director and expand those services to provide marketing and strategic advice, as called upon, far an additional two years without significant expenditure of cash, and

         Whereas, Consultant seeks to provide those services with compensation in the form of Stock of the Company.

         Accordingly, for good and valuable consideration the sufficiency of which is recognized and acknowledged by both parties, the Company and Consultant agree to the provision of this Addendum to the Services Agreement ("Addendum"), as follows:

         1. Consultant agrees to perform the aforementioned services for an additional two years beginning July 1, 2003 (the "Effective Date").

         2. Company agrees to pay Consultant an additional forty five thousand (45,000) shares of Class A Common Stock for those services, with restrictions and repayment provisions noted below ("Purchased Shares"), The Purchased Shares shall not be 100% vested until (i) the Purchased Shares becomes subject to an effective registration. statement filed under the Securities Act of 1933, as amended, tend is tradable on an open market pursuant to that registration or (2) there is a change its control of the Company such that the Purchased Shares are exchanged for stock in the new company that can be traded on an open market. (Legends shall be placed on the stock certificate reflecting these restrictions.)

         The Consultant understands and acknowledges that the offering arid sale of the Purchased Shares pursuant to this Addendum, is intended to be exempt from registration under the Securities Act, arid from qualification under any applicable state securities law by virtue of Section 4(2) of the Securities Act and Rule 306 of Regulation D thereunder, on the ground, among others, that no distribution or public offering of Purchased Shares is to be effected and the Purchased Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act, the rules and regulations of the United States Securities and Exchange Commission thereunder, or any comparable provision of applicable securities laws or the rules and regulations of the regulatory authorities thereunder.

         Further, the Consultant will acquire the Purchased Shares for investment for his account and not for the account of any otter poison, and not with a view toward resale or other distribution thereof The Consultant understands that the Purchased Shares have not been registered under the Semites Act and applicable United States state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable United States state securities laws of unless exemption from such registered is available. The Consultant further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities 144, the certificate(s) for the Purchased Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER. THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR. ACT OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         The Consultant underxtands and agrees that it is the Companys intent to take action to authorize all of the Company's issued stock., including the Purchased Shares, to be tradable on an open market.

Consultant understands and agrees, however, that such sections may not be successful and, that Rule 144 nay not be available as a basis for exemption from registration.

         The Consultant, during the course of this transaction and prior to the execution of this Addendum, has had the opportunity to oak questions of and receive answers from representatives of the Company concerning the terms and conditions of the Addendum, and to obtain any additional information or documents relative to the Company, its business and an investment, as the Consultant has deemed necessary. The Consultant agrees arid acknowledges, however, that it has not been furnish any offering literature or prospectus concerning the Company other than this Addendum and, in making its decision to acquire the Purchased Shares hereunder, the Consultant has relied solely upon this Addendum and independent investigations made by the Consultant, The Consultant acknowledges that no representations or warranties have been made to the Consultarnt by the Company, or any offcer, employee, agent or affiliate of the Company, except as contained in this Addendum.

         The Consultant understands and acknowledges that the offering and sale of the Purchased Shares pursuant to this Addendum is intended to be exempt form registration under the Securities Act, and from qualification under any applicable state securities law by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, nn the ground, among others, that no distribution or public offering of Purchased Shares is to be; effected and the Purchased Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act, the rules and regulations of the United States Securities and Exchange Commission thereunder, or any comparable provision of applicable securities laws or the rules and regulations of the regulatory authorities thereunder.

         The Consultant is member of the Board of Directors of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in Purchased Shares. The Consultant understands that his investment in the Purchased Shares is a speculative investment that involves a high degree of risk. The Consultant can bear tire economic risks of this investment and can afford a complete loss of his investment in the Purchased Shares. The Consultant is a resident of the State of New Mexico.

         The Consultant understands and acknowledges that the Purchased Shares are "restricted securities" under United States securities laws and any purported transfer of the Purchased Shares in violation of applicable law is null and void. The Consultant understands and acknowledges that the Company may, at its discretion, refuse to register on its share transfer books any purported transferee of the Purchased Shares in the event of an attempted transfer thereof in violation of applicable law.

         Consultant shall repay part of the shares of the Purchased Shares received (or other equivalent shares of the Company stock) it at any time during the first two years beginning as of the Effective Date of this Addendum, the services of Consultant are terminated by the Company for Cause (as that term is defined in Section 7.1.1 of the Services Agreement) or the Consultant elects to no longer provide substantial services to the Company. In either event, then within sixty (50) days afterwards, the Consultant shall repay to the Company a portion of the Consultant Stock in accordance with the following schedule:

                  (a) if termination occurs during the. first year after the Effective Date, the Consultant shall repay 75% of the Purchased Shares received; and

                  (b) if termination occurs during the second year after the Effective Date, the Consultant shall repay 50% of the Purchased Shares received.

3. Consultant and the Company Agreement that this terms and conditions of the Services Agreement continue to be in full force and effect during the term of this Addendum and am tirade apart of this Addendum by consent of both parties.

4. This Addendum may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one arid the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Addendum, or have caused this Addendum to be duly executed on: their behalf as of the Effective Date 'teen above.

By:        /s/ George Dails                   By:  /s/ Malcolm H. Philips, Jr.
         ----------------------------------       ----------------------------
         George Dails                             Malcolm H. Philips, Jr.
                                                  CDEX Inc.
                                                  CEO and Chairman